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                                                                   Exhibit 10.14



                                 PROMISSORY NOTE
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$3,545,440                                              December 31, 1992
                                                        Cambridge, Massachusetts


         FOR VALUE RECEIVED, Mac-Gray Co., Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Donald M. Shaw (the "Shareholder"), the principal sum of THREE MILLION FIVE HUNDRED FORTY-FIVE THOUSAND FOUR HUNDRED FORTY DOLLARS ($3,545,440.00), together with interest thereon, as hereinafter provided.

         Principal and Interest Payments. Payments of principal shall be made in
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twenty (20) equal quarterly installments (each, a "Principal Installment") in the amount of $177,272.00 each (such amount to be adjusted as necessary with respect to any prepayment hereunder) on January 1st, April 1st, July 1st and October 1st of each year, with the first such Principal Installment to be on January 1, 1996; provided, however, that any payment which is stated to be due on a day which is not a business day shall be made on the next succeeding business day.

         A single payment of interest only shall be due and payable on April 1, 1993, and thereafter payments of interest shall be made in thirty-one (31) installments (each, an "Interest Installment") on January 1st, April 1st, July 1st and October 1st of each year; provided, however, that any payment which is stated to be due on a day which is not a business day shall be made on the next succeeding business day, and any such extension shall be included in the computation of the payment of interest. Interest (computed on the basis of the actual number of days elapsed in a 365-day year) shall accrue on the unpaid principal amount outstanding from time to time hereunder from the date hereof until due and payable (whether at maturity, at the date of an Interest Installment, at a date fixed for prepayment or otherwise) at a rate per annum, adjusted on each date that an Interest Installment is due, equal to the lesser of (i) the prime rate announced from time to time by State Street Bank and Trust Company plus two (2) percentage points, and (ii) nine percent (9%), and shall be payable on each date that an Interest Installment is due.

         All payments hereunder shall be made by the Company in lawful money of the United States of America and pursuant to
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instructions given to it in writing by the Shareholder from time to time.

         Prepayment. The Company may prepay all or any part of the outstanding
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principal amount of this Note at any time upon ten (10) days prior written notice to the Shareholder. Any such prepayment shall be without penalty or premium.

         Subordination. This Note is subordinated, as hereinafter provided, to
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all present and future indebtedness of the Company for borrowed money to any bank, financial institution or other institutional lender, direct or indirect, absolute or contingent, due or to become due (the "Senior Debt"). Upon any payment or distribution of assets of the Company of any kind, whether in cash, property or securities, upon any dissolution, liquidation or reorganization of the Company whether voluntary or involuntary or in bankruptcy, insolvency or other similar proceedings, or upon any assignment for the benefit of creditors of the Company, all principal of and premium, if any, and interest then due upon all Senior Debt shall be paid in full before the Shareholder shall be entitled to receive any assets or other payment in respect of this Note. In addition, this note is subject to the terms and conditions of the Subordination Agreement dated as of the date hereof by and among State Street Bank and Trust Company, the Shareholder and the Company.

         Acceleration. If any of the following shall occur the Shareholder may
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(i) declare the unpaid principal balance of this Note, and any accrued but unpaid interest, to be forthwith due and payable, and (ii) proceed to protect its rights by suit in equity, action at law and/or other appropriate proceedings:

                   (a)   Failure to Make Payment. The Company shall fail to make
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any payment required to be made hereunder within twenty (20) days after the same shall become due and payable.

                   (b)   Payment of Dividends. If at any time the Company shall,
                         --------------------
without the Shareholder's prior written consent, pay a dividend in an amount which, together with all other dividends paid by the Company during the period (the "Dividend Period") commencing January 1, 1993 and ending on the date on which the dividend in question is paid, exceeds forty percent (40%) of the Company's Net Income (as hereinafter defined) for the Dividend Period; provided, however, that for purposes of determining the amount of dividends paid by the Company there shall not be included any dividends paid pursuant to the Company's obligations under Section 5 of the Amended and Restated

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S Corporation Shareholder's Agreement dated as of the date hereof, by and among the Company and the stockholders of the Company named therein, as amended from time to time, or similar provisions of any similar or successor agreement. As used herein, "Net Income" for any period shall mean the net income of the Company for such period before interest and taxes, calculated in accordance with generally accepted accounting principles.

                   (c)   Acceleration of other Indebtedness. State Street Bank
                         ----------------------------------
and Trust Company, or its successor in interest (the "Bank"), shall declare a default under, and accelerate the maturity of the debt covered by, that certain Second Amended and Restated Credit Agreement, dated as of December 30, 1992, between the Bank and the Company, as amended from time to time.

                   (d)   Change in Control. (i) The Company shall sell or
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transfer all or substantially all of its assets in one transaction or a series of transactions to one or more persons or entities which are not Affiliates (as hereinafter defined) or (ii) one or more persons or entities which are not Affiliates shall beneficially own fifty-one percent (51%) or more of the voting capital stock of the Company. For purposes of this Note, the term "Affiliate" shall mean (a) Stewart G. MacDonald, Jr., Daniel W. MacDonald or Sandra E. MacDonald (each, a "Major Shareholder"), (b) the spouse of any Major Shareholder, any lineal descendant of the grandparents of any Major Shareholder and any spouse of such lineal descendant (which lineal descendants, their spouses, the Major Shareholder and his or her spouse are collectively referred to herein as the "Major Shareholder's Family Members"), (c) the trustee or trustees of a trust for the benefit of one or more Major Shareholder's Family Members, (d) any entity controlled by one or more Major Shareholder's Family Members, (e) the estate of a Major Shareholder, (f) the trustee or trustees of a voting trust established by one or more Major Shareholder's Family Members or
(g) any employee stock ownership plan of the Company.

                   (e)   Conduct of Business. The Company's principal business
                         -------------------
shall be a business other than the business in which it is now engaged or a business directly related thereto.

         Costs; Waivers. The Company agrees to pay all costs (including
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reasonable attorney's fees, expenses and disbursements) of the Shareholder in connection with the collection and/or enforcement of this Note. The Company hereby waives presentment for payment, demand, protest and notice of

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dishonor.

         Governing Law. This instrument shall have the effect of an instrument
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executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.


                                                   MAC-GRAY CO., INC.



                                            By: /s/ Steward G. MacDonald, Jr.
                                                -----------------------------
                                                Stewart G. MacDonald, Jr.
                                                Secretary




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